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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2007

                           Gateway Energy Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                0-6404                       44-0651207
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(State or other jurisdiction of  (Commission                 (I.R.S. Employer
         incorporation)          File Number)                Identification No.)

                         500 Dallas Street, Suite 2615,
                                 Houston, Texas                     77002
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                     (Address of principal executive office)      (Zip Code)

                                 (713) 336-0844
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 2.01         Completion of Acquisition or Disposition of Assets.

On May 31, 2007, Gateway Energy Corporation (the "Company") announced that it closed the previously announced sale of Fort Cobb Fuel Authority, LLC ("Fort Cobb"), its wholly-owned subsidiary, and related pipeline assets, to Navitas Assets, LLC, having received approval from the Oklahoma Corporation Commission. The total purchase price for the sale consisted of $2,585,000, plus a purchase price adjustment based on net working capital and other customary items which were estimated at closing to be approximately $136,000. In addition, Gateway was released from its guarantee of approximately $200,000 of bank debt owed by Fort Cobb.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.         Description of Exhibit
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99.1                Press release dated May 31, 2007, announcing the closing of the sale of Fort Cobb Fuel Authority, LLC.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Gateway Energy Corporation


                                            By:  /s/  Christopher M. Rasmussen
                                               --------------------------------
                                                      Christopher M. Rasmussen,
                                                      Chief Financial Officer

Date:  June 5, 2007

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                                  EXHIBIT INDEX

Exhibit No.         Description of Exhibit
-----------         ----------------------

99.1 Press release dated May 31, 2007, announcing the closing of the sale of Fort Cobb Fuel Authority, LLC.